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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 10 to the registration statement on Form N-1A ("Registration Statement") of our report dated May 15, 2000, relating to the financial statements and financial highlights which appears in the March 31, 2000 Annual Report to Shareholders of Seasons Series Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Accountants and Legal Counsel" in the Statement of Additional Information.

PricewaterhouseCoopers LLP

New York, New York
September 22, 2000